                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the use in this Registration Statement on Form N-14 of our report dated April 17, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter S&P 500 Select Fund referred to in such report, which appears in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
February 25, 2002